UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September __, 2018

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

6750 Antioch Road

Merriam, Kansas 66204

(Address of principal executive offices, including zip code)

+61 3 6231 3529

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 26, 2018, Alpha Prospects Limited issued the following press release regarding its investment in Tasmanian Oil and Gas Australia Pty Ltd. (TOGA)

Empire Energy Corporation International is also a major shareholder in TOGA and is fully committed to the project having spent over A$70 million on exploration and development of the prospect.

ALPHA PROSPECTS LIMITED

(“Alpha” or the “Company”)

Funding Line for TOGA Agreed

Alpha Prospects Limited, the investment management company focussed on innovative energy companies, is pleased to inform shareholders of an update issued by its investee company Tasmanian Oil and Gas Australia Pty Ltd (TOGA):

“The Directors of Tasmanian Oil and Gas Australia Pty Ltd (TOGA) are delighted to announce that they have secured funding sufficient to enable the Company to achieve its initial goals, namely the exploration and development of gas fields in Tasmania.

The funds are to be provided by a private international investment fund based in London. An initial tranche of A$13.5 million is to be made available, sufficient to complete final preparations and the drilling of two development wells. The sites have been identified and evaluated and are ready to be drilled. The investment company has stated that it is committed to the TOGA transaction, through a Special Participation Vehicle, with up to A$45 million being available to explore for and then develop oil and gas fields in Tasmania, Australia.

Currently there are no commercial scale oil or gas fields onshore in Tasmania but geological research shows a number of formations that should yield commercial quantities of gas and or oil. In total over A$70 million has been expended in identifying the most likely onshore sites. The first site, if successful, based on best estimates would give a gross value of A$11 billion over the life of the field.

There is offshore commercial oil and gas production in the adjacent northern Tasmanian basin (Bass Strait).

Documentation is almost finalised and completion is now expected within the next two months. Once funding is in place it is expected that the current licence application will be approved quickly.

Christopher Foster, Chairman of TOGA commented:

“I am very pleased that having acquired all the background data and analysis that we have found a supportive partner which will fund the drilling of the identified areas. Economic conditions at the commencement of the project, almost two years ago, included a price of oil at less than the half the current level, so the potential value of the project is far greater than anticipated.”

26th September 2018

Enquiries:

Alpha Prospects Limited

Christopher Foster

+44 (0) 7525 688 741

Lothbury Financial Services

Michael Padley

+44 20 3290 0707

About Alpha Prospects

The Company’s strategy is to make investments in companies with fast growth and/or recovery prospects, normally within the energy sector. Typically the companies in which Alpha Prospects will invest are in the small and micro-cap sector and the Company’s approach is to be proactive. Currently Alpha has 9 investments.

The Directors are responsible for the contents of this announcement.

www.alphaprospects.com

Ends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: September 27, 2018

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer